Exhibit 99.1

Tidewater to Present at the RBC Capital Markets Energy Conference

NEW ORLEANS, May 28, 2008 –Tidewater Inc. (NYSE: TDW) announced today that Dean Taylor, Chairman, President and Chief Executive Officer, and Joseph M. Bennett, Senior Vice President, Principal Accounting Officer and Chief Investor Relations Officer, will present at the RBC Capital Markets Energy Conference in New York, New York, on Tuesday, June 3, 2008, at approximately 10:50 a.m. EDT (9:50 a.m. CDT). Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a copy of the PowerPoint™ presentation.

Tidewater Inc. owns 460 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Senior Vice President, Principal Accounting Officer and Chief Investor Relations Officer 504-566-4506

SOURCE: Tidewater Inc.